Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

PRESIDIO PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Series A Common Stock, par value $0.01 per share	Rule 457(o)	(1)		(2)	(2)		-	-		-	-	-	-
	Equity	Series B Common Stock, par value $0.01 per share	Rule 457(o)	(1)		(2)	(2)		-	-		-	-	-	-
	Equity	Series C Common Stock, par value $0.01 per share	Rule 457(o)	(1)		(2)	(2)		-	-		-	-	-	-
	Equity	Preferred Stock, par value $0.01 per share	Rule 457(o)	(1)		(2)	(2)		-	-		-	-	-	-
	Other	Warrants to Purchase Common Stock, Preferred Stock or other Securities(5)	Rule 457(o)	(1)		(2)	(2)		-	-		-	-	-	-
	Other	Units(6)	Rule 457(o)	(1)		(2)	(2)		-	-		-	-	-	-
	Unallocated (Universal) Shelf		Rule 457(o)	(1)		(2)	$50,000,000	(3)(4)	$0.0001476	$7,380.00		-	-	-	-
Fees Previously Paid	-	-	-	-		-	-		-	-		-	-	-	-
Carry Forward Securities	Equity	Series A Common Stock, par value $0.01 per share	Rule 415(a)(6)	(1)(3)(4)			(3)(4)		-	(4)		S-3	333-251779	April 27, 2021	(4)
	Equity	Series B Common Stock, par value $0.01 per share	Rule 415(a)(6)	(1)(3)(4)			(3)(4)		-	(4)		S-3	333-251779	April 27, 2021	(4)
	Equity	Series C Common Stock, par value $0.01 per share	Rule 415(a)(6)	(1)(3)(4)			(3)(4)		-	(4)		S-3	333-251779	April 27, 2021	(4)
	Equity	Preferred Stock, par value $0.01 per share	Rule 415(a)(6)	(1)(3)(4)			(3)(4)		-	(4)		S-3	333-251779	April 27, 2021	(4)
	Other	Purchase Contracts	Rule 415(a)(6)	(1)(3)(4)			(3)(4)		-	(4)		S-3	333-251779	April 27, 2021	(4)
	Other	Warrants to Purchase Common Stock, Preferred Stock or other Securities	Rule 415(a)(6)	(1)(3)(4)			(3)(4)		-	(4)		S-3	333-251779	April 27, 2021	(4)
	Other	Subscription Rights to Purchase Common Stock or Preferred Stock	Rule 415(a)(6)	(1)(3)(4)			(3)(4)		-	(4)		S-3	333-251779	April 27, 2021	(4)
	Other	Depository Shares	Rule 415(a)(6)	(1)(3)(4)			(3)(4)		-	(4)		S-3	333-251779	April 27, 2021	(4)
	Other	Debt Securities (which may be senior or subordinated, convertible or non-convertible, secured or unsecured)	Rule 415(a)(6)	(1)(3)(4)			(3)(4)		-	(4)		S-3	333-251779	April 27, 2021	(4)
	Other	Units	Rule 415(a)(6)	(1)(3)(4)			(3)(4)		-	(4)		S-3	333-251779	April 27, 2021	(4)
	Unallocated (Universal) Shelf(4)		Rule 415(a)(6)	$185,601,000	(1)(3)(4)		$185,601,000	(1)(3)(4)	0.0001091	(4)		S-3	333-251779	April 27, 2021	$20,249.07	(4)
	Total Offering Amounts						$50,000,000	(1)(3)(4)	$0.0001476	$7,380
	Total Fees Previously Paid									$20,249.07
	Total Fee Offsets									-
	Net Fee Due									$0	(1)(4)

(1)	There is being registered hereunder an unspecified number of shares of (a) common stock, (b) preferred stock, (c) warrants to purchase common stock, preferred stock or other securities, and (d) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common shares, as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $50,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(3)	Estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $50,000,000.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $185,601,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-251779), filed by the Registrant with the Securities and Exchange Commission on December 29, 2020 and declared effective on April 27, 2021 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $20,249.07 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $50,000,000 (the “New Securities”), which aggregate offering price is not specified as to each class of securities. A filing fee of $0 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(5)	Warrants may represent rights to purchase debt securities, common stock, preferred stock or other securities registered hereunder.

(6)	Each Unit consists of any combination of two or more of the securities being registered hereby.

Table 2: Fee Offset Claims and Sources

N/A